UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2016

AMERI Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26460	95-4484725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Canal Pointe Blvd., Suite 108, Princeton, New Jersey		08540
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (732) 243-9250

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 2, 2016, Ameri Holdings, Inc.’s (the “Company”) current secretary and Executive Vice President of Strategic Initiatives, Carlos Fernandez, was appointed as the Company’s interim Chief Financial Officer and will serve as the Company’s Principal Financial Officer and Principal Accounting Officer.

Mr. Fernandez joined the Company as its secretary and Executive Vice President of Strategic Initiatives in May 2015. Previously, Mr. Fernandez served in a similar position at the Company’s wholly-owned operating subsidiary, Ameri and Partners Inc (“Ameri & Partners”) since November 2014 after joining the Ameri & Partners team as a consultant in March 2014. Mr. Fernandez has more than 25 years of experience in the publishing and financial industries. Prior to joining Ameri & Partners, Mr. Fernandez held multiple positions at Thomson Reuters from 2006 to March 2014, most notably delivering a $100 million SAP consolidation initiative. Mr. Fernandez earned a master’s degree in technology management from Columbia University and an engineering degree from The City College of New York.

Mr. Fernandez has not engaged in a related party transaction with the Company during the last two fiscal years, and there are no family relationships between Mr. Fernandez and any of the Company’s executive officers or directors.

Effective December 2, 2016, Edward O’Donnell ceased serving as the Company’s Chief Financial Officer.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2016	AMERI HOLDINGS, INC.

	By:	/s/ Giri Devanur
Giri Devanur
President and Chief Executive Officer